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                            MUELLER INDUSTRIES, INC.
                              List of Subsidiaries

                                               State or Country
Subsidiary*                                    of Incorporation

Mueller Brass Co.                              Michigan
  Mueller Industrial Realty Company            Michigan
  Itawamba Industrial Gas Company, Inc.        Mississippi
  Streamline Copper & Brass Ltd.               Canada
  Mueller Plastic Holding Company, Inc.        Ohio
       Mueller Plastic Corporation             Delaware
       MPC Foundry, Inc.                       Delaware
       MPC Machine Shop, Inc.                  Delaware
  Mueller Formed Tube Company, Inc.            Delaware
  Mueller Copper Tube, Inc.                    Delaware
  Mueller Streamline Co.                       Delaware
  Mueller Refrigeration Products Company, Inc. Delaware
  Mueller Impacts Company, Inc.                Delaware
  Mueller Brass Forgings Company, Inc.         Delaware
  Mueller East, Inc.                           Delaware
       Mueller Fittings, L.P. (1)              Tennessee
  Mueller Copper Fittings Company, Inc.        Delaware
Mueller Streamline FSC, Ltd.                   Virgin Islands
Arava Natural Resources Company, Inc.          Delaware
  United States Fuel Company                   Nevada
       King Coal Company                       Utah
  Utah Railway Company                         Utah
  Canco Oil & Gas Ltd.                         Alberta, Canada
       Aegis Oil & Gas Ltd.                    Alberta, Canada
  Bayard Mining Corporation                    Delaware
  Washington Mining Company                    Maine
  Amwest Exploration Company                   Delaware
       USSRAM Exploration Company              Maine
       Richmond Eureka Mining Company (81%)    Maine
            Ruby Hill Mining Company (75%)     Maine
       White Knob Mining                       Idaho
       Arava Exploration Company               Colorado
       Summit Systems, Inc.                    Delaware
       Kennet Company, Ltd.                    Bermuda
  Mining Remedial Recovery Company             Delaware
       Carpentertown Coal & Coke Company       Pennsylvania
       USS Lead Refinery, Inc.                 Maine
       Leon Water Enterprises, Inc. (50%)      Texas
Alaska Gold Company (85%) (2)                  Delaware
Mueller Acquisition Company                    Delaware
Macomber Construction Company                  Ohio
Macomber Incorporated                          Ohio
Macomber Building & Land Corporation           Delaware

     *  All subsidiaries are 100% owned, except as shown.
(1) Mueller East, Inc. is the general partner; Mueller Copper Fittings Company, Inc. is the Limited partner.
(2)     Alaska Gold Company became a 100% owned subsidiary on March 14, 1996.